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                                                                                                           EXHIBIT 11.1

                                                                  Three months Ended                 Nine months Ended
                                                                    September 30,                      September 30,
                                                                  1997           1996               1997            1996
                                                                  ----           ----               ----            ----
Results after preferred stock dividend                         $  88,718      $ 373,739          $ 156,342        $ 442,456

Shares<F*>
    Basic:
    Weighted-average number of common shares outstanding          50,000         25,179             42,197           25,179
    Common stock equivalent shares related to option plans       161,550        161,550            161,550          161,550
    Common stock equivalent shares related to acquisition        325,000        325,000            325,000          325,000
       of Health Financial, Inc.

         Weighted-average number of common and common
            equivalent shares outstanding                        536,550        511,729            528,747          511,729

    Basic Earnings Per Share<F*>                               $    0.17      $    0.73          $    0.30        $    0.86

    Fully Diluted:
    Weighted-average number of common shares outstanding          50,000         50,000             50,000           50,000
    Common stock equivalent shares related to option plans       572,768        572,768            572,768          572,768
    Common stock equivalent shares related to acquisition        325,000        325,000            325,000          325,000
      of Health Financial, Inc.

         Weighted-average number of common and common
            equivalent shares outstanding                        947,768        947,768            947,768          947,768

    Fully Diluted Earnings Per Share<F*>                       $    0.09      $    0.39          $    0.16        $    0.47

<F*>Reflects common stock splits and dividends issued
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